Exhibit 99.2

PERRIGO TAKING ACTIONS TO DELIVER SHAREHOLDER VALUE FAR SUPERIOR TO MYLAN OFFER

Accelerating Contributions from its Global Operational Platform,
Expects to Achieve Operational and Tax Benefits of $175 Million on an Annualized Run Rate Basis

Expects Adjusted EPS of $9.30(1) Plus or minus of two percent. in Calendar Year 2016, 20 percent Increase from 2015 Adjusted EPS Guidance Midpoint of $7.75 per share

Company Announces $2.0 Billion Share Repurchase Plan, including $500 Million in Q4 2015
That is Incremental to 2016 EPS Forecast of $9.30 per share

Run Rate Earnings Power of $9.83(2) Illustrative reflecting full impact of $500m share buyback and run-rate optimization strategies. This illustrative EPS is not intended to constitute a profit forecast for any period nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Perrigo. in 2016 Pro Forma for Full Benefits of Actions and 2015 Repurchases

Promotes John Hendrickson to President

Will Discuss Actions on Today’s Third Quarter Earnings Call and Webcast Scheduled for 8:00am (ET)

DUBLIN - October 22, 2015 - Perrigo Company plc ("Perrigo") (NYSE: PRGO; TASE) today announced it is taking actions to drive substantial profit growth in 2016 and beyond. In total, the actions are expected to add incremental benefits of $175 million when the full run rate of the plan is achieved. With the inclusion of approximately $0.15(3) Based on the Perrigo Board's beliefs of the potential terms of the share buyback. in EPS derived from $500 million in share repurchases to be completed in 2015, Perrigo expects to deliver adjusted EPS of approximately $9.45 in 2016. This represents a 22 percent(4) Illustrative reflecting full impact of $500m share buyback. This illustrative EPS growth is not intended to constitute a profit forecast for any period nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Perrigo. increase over the calendar year 2015 EPS guidance midpoint.
“The actions we are announcing today are the next step in our strategy to leverage the powerful global platform we have built,” said Joseph C. Papa, Chairman and CEO. “The acquisition of Elan in 2013 provided an international gateway for our durable base business model, and the purchase of Omega Pharma earlier this year provided us a pan-European branded consumer healthcare business that is delivering greater benefits than we originally expected. We are taking steps to ensure that we fully capture the benefits of our global platform to drive continued strong profit growth and build substantial shareholder value. With these actions we are making a great company - with an outstanding track record of value creation and compelling prospects for continued growth - even better.”
Mr. Papa continued, “These actions will amplify the earnings power of our business, with each dollar of revenue driving greater profit accretion and more value for shareholders. We expect to deliver 22 percent adjusted EPS growth in 2016, even without the full run rate of benefits from our initiatives. Our confidence in the Company’s compelling near and longer-term growth prospects - and steadfast commitment to shareholder value - is underscored by the $2.0 billion repurchase plan we are announcing today.”
The Company’s actions are focused on maximizing efficiency and productivity, and further leveraging the strength of Perrigo’s global platform. These actions include:

•	Consolidation of Global Supply Chain Activities in Ireland
The Company is taking immediate steps to consolidate its operations, supply chain and procurement management activities into one global center of excellence in Ireland in order to maximize value through the elimination of redundancies and enhancement of purchasing power. Global R&D leadership will join Global Portfolio Management in Ireland to drive a Company-wide product selection and development process. Perrigo expects annualized operational and tax benefits of $105 million from these initiatives.

1. Plus or minus of two percent.
2. Illustrative reflecting full impact of $500m share buyback and run-rate optimization strategies. This illustrative EPS is not intended to constitute a profit forecast for any period nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Perrigo.
3. Based on the Perrigo Board's beliefs of the potential terms of the share buyback.
4. Illustrative reflecting full impact of $500m share buyback. This illustrative EPS growth is not intended to constitute a profit forecast for any period nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Perrigo.

•	Organizational Enhancements
Perrigo is accelerating the realization of the benefits from its shared service model and improving operational efficiency by streamlining its organizational structure and eliminating redundant administrative functions. These changes strengthen Perrigo’s focus on organic growth strategies, while ensuring efficient global capabilities in quality, research and development (R&D), information technology and services, human resources and finance. These actions are expected to deliver $35 million in annualized operating benefits. Perrigo will not compromise its focus on innovation, and will take these actions in a manner that preserves its growth strategies and ensures that it is well supported by a quality team.

•	Strategic Portfolio Refinement
Perrigo is taking actions to refine its portfolio, including commencing a sales process for the U.S. Vitamins, Minerals and Supplements (VMS) business. These actions will improve the Company’s operating margins and return on invested capital (ROIC), and are expected to deliver $35 million in annualized operating benefits.

In total, Perrigo will reduce its workforce by approximately 800 employees, or approximately 6 percent of its current global headcount. The Company estimates the total cost of implementing the actions to be between 0.25x to 0.50x of the total $175 million annualized run rate benefits.
Promotion of John Hendrickson to President
Perrigo also announced that John Hendrickson, formerly Executive Vice President, Global Operations and Supply Chain, will be promoted to the position of President, effective immediately, reporting to Chairman and CEO, Joe Papa.
Mr. Papa said, “John is the ideal leader to oversee the transformational initiatives announced today. With 26 years of experience at Perrigo, he has a deep understanding of our business, proven management skills and a strong, competitive drive to ensure Perrigo continues to deliver at the highest levels in our industry in terms of quality, efficiency and innovation. In combination with John’s promotion we are streamlining the top tier of our organizational structure, increasing efficiency and enabling me to focus more time on overall strategy and executing on our M&A priorities.”

Share Repurchase Plan
Perrigo is announcing a $2 billion share repurchase plan. The plan includes $500 million of repurchases that will be completed by the end of 2015, and an additional $1.5 billion in repurchases that the Company expects to complete over the subsequent 24-36 months, and are expected to be funded through available liquidity.

The Company expects that the $500 million of share repurchases will add approximately $0.15(5) Based on the Perrigo Board's beliefs of the potential terms of the share buyback to Perrigo’s 2016 adjusted earnings per share guidance.

Including the expected benefit of the $500 million in initial share repurchases and the full run rate $175 million benefits of the actions announced today (approximately $0.38 per share), Perrigo expects a pro forma run rate EPS of $9.83(6) Illustrative reflecting full impact of $500m share buyback and run-rate optimization strategies. This illustrative EPS is not intended to constitute a profit forecast for any period nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Perrigo. in 2016.

Mr. Papa said, “The actions we are announcing today to drive substantial profit growth make the gross inadequacy of Mylan’s offer clearer than ever. We strongly believe that Mylan’s claims about synergies, benefits of its expected vertical integration and its ability to manage our business are simply wrong, particularly given the significant differences in our businesses and the markets in which we operate. It is fundamentally irrational to believe that Mylan can run this business better or more profitably than our team. With the well-publicized market pressures on generic and branded pharmaceutical companies like Mylan, it’s not surprising that Mylan would want to add a top five, durable global OTC consumer goods business like ours - but make no mistake, this is a terrible deal for Perrigo shareholders. Perrigo is positioned to create substantially more value than the Mylan offer, and on behalf of the Board, I urge all shareholders not to tender.”
Conference Call
A conference call will begin at 8:00 a.m. (ET) live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #54344799. A taped replay of the call will be available beginning at approximately 4:00 p.m. (ET) on October 22, 2015 until midnight on November 6, 2015. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 54344799.

5. Based on the Perrigo Board's beliefs of the potential terms of the share buyback
6. Illustrative reflecting full impact of $500m share buyback and run-rate optimization strategies. This illustrative EPS is not intended to constitute a profit forecast for any period nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Perrigo.

Irish Takeover Rules
The directors of Perrigo accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

A person interested in 1% or more of any class of relevant securities of Perrigo or Mylan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 ("Irish Takeover Rules").
A disclosure table, giving details of the companies in whose "relevant securities" "dealings" should be disclosed can be found on the Irish Takeover Panel's website at www.irishtakeoverpanel.ie. "Interests in securities" arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an "interest" by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel's website.
If you are in any doubt as to whether you are required to disclose a "dealing" under Rule 8, please consult the Irish Takeover Panel's website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020; fax number +353 1 678 9289.
Important Information
Morgan Stanley & Co. LLC acting through its affiliate, Morgan Stanley & Co. International plc, is financial advisor to Perrigo and no one else in connection with the matters referred to in this announcement. In connection with such matters, Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, each of their affiliates and each of their and their affiliates' respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person other than Perrigo for providing the protections afforded to their clients or for providing advice in connection with the contents of this announcement or any other matter referred to herein.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including future actions that may be taken by Mylan in furtherance of its unsolicited offer; the timing, amount and cost of share repurchases; and the ability to execute and achieve the desired benefits of announced initiatives. These and other important factors, including those discussed under “Risk Factors” in the Perrigo Company’s Form 10-K for the year ended June 27, 2015, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
This press release does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the exchange offer commenced by Mylan N.V., Perrigo has filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”). Security holders are urged to read the solicitation/recommendation statement and other relevant materials if and when they become available because they will contain important information. The solicitation/recommendation statement and other SEC filings made by Perrigo may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of the Perrigo website at perrigo.investorroom.com. Shareholders may also obtain copies of the information by contacting Mackenzie Partners, Inc. at 212-929-5500 or 800-322-2885 Toll-Free in North America or by email at PRGO@mackenziepartners.com.

About Perrigo
Perrigo Company plc, a top five global over-the-counter (OTC) consumer goods and pharmaceutical company, offers patients and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of generic home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products and receives royalties from Multiple Sclerosis drug Tysabri®. Perrigo provides "Quality Affordable Healthcare Products®" across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other markets, including Israel and China.

A copy of this announcement will be available on Perrigo's website at www.perrigo.com.
For further information:
Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, ajshannon@perrigo.com
Bradley Joseph, Director, Investor Relations and Global Communications, (269) 686-3373, bradley.joseph@perrigo.com